                                                                 EXHIBIT 99.h(v)
                                  AMENDMENT TO
                          SECURITIES LENDING AGREEMENT
                                     BETWEEN
                      AMERICAN AADVANTAGE MILEAGE FUNDS AND
                       STATE STREET BANK AND TRUST COMPANY

         WHEREAS, American AAdvantage Mileage Funds ("Client") and State Street Bank and Trust Company ("State Street") entered into a Securities Lending Agreement dated January 2, 1998 (the "Agreement");

         WHEREAS, Section 20 of the Agreement provides that the Agreement may be modified by an instrument in writing signed by the party against whom enforcement is sought; and

         WHEREAS, the Client and State Street both desire to amend Schedule B of the Agreement to add the American AAdvantage Small Cap Value Mileage Fund to the list of funds whose securities are available for loan under the Agreement.

         NOW, THEREFORE, for value received and in order to induce the parties to enter into the amendment contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

         Schedule B shall be deleted in its entirety and replaced with the attached Schedule B.

         The Agreement shall remain the same in all other respects.

         [remainder of page intentionally left blank]



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         This Amendment is effective as of the 1st day of January, 1999.

         IN WITNESS WHEREOF, the parties hereto agree to the execution of the above Amendment by affixing their signatures below.

                                            AMERICAN AADVANTAGE MILEAGE FUNDS

                                            Name:
                                                 ----------------------------
                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------


                                            STATE STREET BANK AND TRUST COMPANY

                                            Name:
                                                 ----------------------------
                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------


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                              AMENDED AND RESTATED
                                   SCHEDULE B

            This Schedule is attached and made part of the Securities
              Lending Authorization Agreement dated January 2, 1998
                  between AMERICAN AADVANTAGE MILEAGE FUNDS and
                      STATE STREET BANK AND TRUST COMPANY.

FUND NAMES                          TAXPAYER IDENTIFICATION NUMBER              TAX YEAR END
Balanced Mileage Fund                       75-2606360                          October 31
International Equity Mileage Fund           75-2606358                          October 31
Intermediate Bond Mileage Fund              75-2748908                          October 31
Large Cap Value Mileage Fund                75-2606359                          October 31
Short-Term Bond Mileage Fund                75-2606357                          October 31
Small Cap Value Mileage Fund                75-2791823                          October 31